Consent of Independent Certified Public Accountants

         We have issued our report dated December 15, 2000 accompanying the financial statements of Van Kampen Focus Portfolios, Series 188 as of October 31, 2000 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                  Grant Thornton LLP


Chicago, Illinois
February 22, 2001